As filed with the Securities and Exchange Commission on January 13, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1493152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16801 W. 116th Street

Lenexa, KS 66219

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

2002 Stock Option Plan

(Full Title of Plan)

David C. Owen, President

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, KS 66219

(913) 338-5550

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark A. von Bergen, Esq.

Holland & Knight LLP

2300 U.S. Bancorp Tower

111 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share (3) (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (4)
common stock, no par value	1,000,000	$7.10	$7,100,000	$759.70

(1)	Plus such additional number of shares of the Registrant’s common stock as may be issuable pursuant to stock split, stock dividend or the like.
(2)	Initially, 5,000,000 shares of the Registrant’s common stock were reserved for issuance under the 2002 Stock Option Plan (the “Plan”). Pursuant to the terms of the Plan, the number of shares reserved under the Plan automatically increases each year by a certain percentage. A Registration Statement on Form S-8 with respect to a total of 5,000,000 shares of the Registrant’s common stock was previously filed (Registration No. 333-121219) on December 13, 2004. A 1-for-10 reverse stock split was then effected in March 2005. In December 2005, the Board of Directors increased the number of shares reserved under the Plan to 1,500,000. Because 500,000 post-split shares previously were registered, 1,000,000 shares are being registered in this registration statement.
(3)	Pursuant to Rule 457(c) and 457 (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant’s common stock as listed on the Nasdaq Capital Market on January 10, 2006.
(4)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Instruction E of Form S-8, the calculated filing fee is with respect to the additional securities (1,000,000 shares) only.

EXPLANATORY NOTE

The purpose of this registration statement is to register 1,000,000 additional shares of the common stock of ICOP Digital, Inc. (the “Company”) for offer and sale under the Company’s 2002 Stock Option Plan. Because the shares being registered are of the same class as 500,000 shares previously registered by the Company on Form S-8 on December 13, 2004 (Registration No. 333-121219), Instruction E to Form S-8 allows the Company to, and the Company hereby does, incorporate that original registration statement on Form S-8 by reference.

This registration statement also includes a reoffer prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The reoffer prospectus may be utilized for reoffers and resales of securities acquired under the Plan by the Company’s directors and officers deemed to be “affiliates” under Rule 405.

Unless otherwise noted, all figures herein reflect a 1-for-10 reverse stock split, effected in March 2005.

PROSPECTUS

ICOP DIGITAL, INC.

527,500 shares of common stock

This prospectus relates to the reoffer and resale of up to 527,500 shares of common stock, no par value (the “Shares”), of ICOP Digital, Inc. by officers and directors who are deemed to be “affiliates” under Rule 405, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These officers and directors (“Selling Shareholders”) acquired the Shares by exercising options granted under the Company’s 2002 Stock Option Plan (the “Plan”).

The Selling Shareholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale. We will not receive any proceeds from these sales. The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

Our stock is traded on the Nasdaq Capital Market and the Pacific Exchange under the symbol “ICOP.” On January 10, 2006, the last reported sale price of our common stock on Nasdaq was $7.05 per share.

Our principal executive officers are located 16801 W. 116th Street, Lenexa, Kansas 66219, and our telephone number is (913) 338-5550.

Investing in the Shares involves risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All references in this prospectus to the “Company,” “us,” “we” or “our” refer to ICOP Digital, Inc., unless the context otherwise indicates.

The date of this prospectus is January 13, 2006.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. Information contained on our website does not constitute a part of this prospectus. The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or common stock is sold.

We own the following trademarks: ICOP®, ICOP Digital® and the ICOP Digital design. We are seeking trademark protection for ICOP Model 20/20™, ICOP On Watch™ and The B.O.S.S.™. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	Our Annual Report on Form 10-KSB for the year ended December 31, 2004, as amended, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Our Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, as amended, filed pursuant to the Exchange Act;

•	Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 14, 2005, March 2, 2005, March 8, 2005, March 16, 2005, April 12, 2005, June 30, 2005, July 1, 2005, August 11, 2005, August 25, 2005, November 1, 2005 and December 9, 2005;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) since the end of the fiscal year covered by the Annual Report referred to above;

•	Our prospectus filed pursuant to Rule 424(b) on July 12, 2005;

•	Our Registration Statement on Form S-8, filed December 13, 2004;

•	The description of our common stock contained in our Form 8-A filed on July 6, 2005;

•	All other descriptions of our common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

For purposes of this prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

ICOP Digital, Inc.

Attn: Corporate Secretary

16801 W. 116th Street

Lenexa, KS 66219

(913) 338-5550

PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to “we,” “us,” “our” or the “Company” mean ICOP Digital, Inc.

Our Company

We design, engineer and market a digital in-car video system—the ICOP Model 20/20—designed for the rugged demands of the law enforcement agencies and other first responder markets such as fire departments and emergency medical units. The product offers what we believe to be superior video and audio recording technology as well as proprietary compression technology that insures the integrity of the recorded information. The ICOP Model 20/20 technology also has applications in other commercial markets where surveillance and communications are critical to the safety of people and the security of property, including public transportation such as trains, buses and airplanes; military and government installations; financial institutions, telecommunications and energy facilities; and transportation centers such as airports, seaports, train stations and bus stations. In the future, we plan to develop and market other innovative surveillance and communications systems for the public and private security market.

Law enforcement has long recognized the value of gathering intelligence and documenting critical events by means of recorded videotape. Video and audio evidence collected by in-car systems has been used successfully in driving under the influence cases, traffic violations, vehicular pursuits, narcotic enforcement actions, assaults on officer incidents, and civil litigation involving law enforcement agencies. Information collected by in-car video systems can also be used to assist agencies in identifying potential threats to homeland security.

Almost all in-car police video systems currently employed, however, rely on outdated analog technology which suffers from inferior video and audio quality, lack of dependability in extreme temperatures, storage and retrieval difficulties and officer safety concerns. The law enforcement industry is transitioning from analog to digital technologies for in-car video, and we believe that we are well-positioned to exploit this market. The ICOP Model 20/20 is priced below other available units, and we believe that it offers features that are superior to its competition, including improved picture and audio quality, efficient and convenient placement in the radio slot in the dashboard, easy storage and retrieval of data, greater assurance of officer safety through strategic placement of the various components and, through our proprietary technology, enhanced security and integrity of the recorded information.

We were formed under the laws of Colorado as Bail Corporation in April 1998 with the purpose of acquiring or merging with a privately owned company. In March 2001, we began to engage in the oil and gas business and changed our name to Vista Exploration Corporation. We leased oil and gas properties in Southeast Kansas to drill for coal bed methane gas, but due to a lack of funding in March 2003, we returned to our original plan of seeking a merger with, or an acquisition of, an operating business that wanted to become a public company. In January 2004, ICOP Digital, Inc., a Nevada corporation (“ICOP Nevada”), merged with and into our wholly owned subsidiary. ICOP Nevada commenced operations in May 2002 for the purpose of engaging in the design, development and marketing of an in-car digital video recorder for use in the law enforcement industry. As a result of the merger, our principal business became that of ICOP Nevada. In November 2004, we changed our name to ICOP Digital, Inc.

Our principal business office is located at 16801 W. 116th Street, Lenexa, Kansas 66219, and our telephone number at that address is (913) 338-5550. Our website address is www.ICOP.com. Information contained in our website or any other website does not constitute part of this prospectus.

This Offering

By means of this prospectus, the Selling Shareholders are offering to sell up to 527,500 shares of common stock, including common stock. We will not receive any of the proceeds from the sales of Shares by the Selling Shareholders. We will pay for the cost of registering the shares being offered under this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this prospectus, before purchasing our securities. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities you purchase. The following is a description of what we consider our key challenges and material risks.

Risks Related to Our Business

We have a history of losses, and we expect to continue to operate at a loss at least for the near term and may never be profitable.

Since the inception of our current business in 2002, we have incurred net losses in every year, including net losses of $537,000 for the year ended December 31, 2002, $4,343,000 for the year ended December 31, 2003, $2,393,000 for the year ended December 31, 2004 and $1,680,000 for the nine months ended September 30, 2005. Although we had working capital of $5,773,000 at September 30, 2005, we have had negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $8,954,000 at September 30, 2005. We have had limited revenues to date. We expect to incur losses for part or all of the first half of 2006 and may never become profitable. We expect that our expenses will increase substantially for the foreseeable future as we seek to expand our product line and sales and distribution network, implement internal systems and infrastructure and comply with the legal, accounting and corporate governance requirements imposed upon public companies. These ongoing financial losses may adversely affect our stock price.

Our limited operating history makes evaluation of our business difficult.

We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We commenced our current business operations in May 2002 and began delivering our initial product—the ICOP Model 20/20—in December 2004. Accordingly, we have only a limited operating history by which you can evaluate our business and prospects. An investor must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer acceptance or to achieve significant distribution of our products to customers, and significant competition. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

We currently have only one product offering and limited sales, so a failure to generate significant revenues from our current product would negatively impact our business.

We anticipate that sales of the ICOP Model 20/20 will account for all of our revenues for the foreseeable future. Our long-term success will depend, in significant part, on our ability to achieve market acceptance of the ICOP Model 20/20 in the law enforcement and other first responder markets. The failure to do so would have a material adverse effect on our business, financial condition and results of operations.

The ICOP Model 20/20 is technologically complex, and our inability to improve the product and develop new products in the video surveillance market would adversely impact our ability to compete in our market.

To be competitive in our market, we must continually improve and expand our product line. Our success depends on our ability to anticipate advances in digital video technologies, enhance our existing product, and develop and introduce new products and product line extensions to meet customer requirements and achieve market acceptance. This involves highly complex processes and will include components for which we have not yet demonstrated technical feasibility. Difficulty in development of new products or improvements to our existing product could delay or prevent the creation and release of such products, which would materially harm our business, operating results, financial condition and future growth. In addition, the introduction by others of new, protected technology could materially affect our ability to compete.

If we are unable to compete in our market, you may lose all or part of your investment.

Our market is highly competitive and highly fragmented. Most major in-car video manufacturers are in the process of developing, or have developed, new products that, like our ICOP Model 20/20, use digital video recording technology. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. As a result, our competitors may develop superior products or beat us to market with products similar to ours. If we are not successful in competing against our current and future competitors, you could lose your entire investment.

We may need to raise additional capital.

We are currently operating at a loss and expect our expenses to continue to increase as we embark on full scale production of our product and expand our geographic presence throughout the United States. To date, we have relied almost exclusively on financing transactions to fund operations. In the future, new sources of capital may not be available to us when we need it or may be available only on terms we would find unacceptable. If such capital is not available on satisfactory terms or is not available at all, we may be unable to continue to fully develop our business, and our operations and financial condition may be materially and adversely affected. Debt financing, if obtained, could increase our expenses and would be required to be repaid regardless of operating results. Equity financing, if obtained, could result in dilution to our existing stockholders.

We depend on third parties to manufacture our product, and those third parties may not perform satisfactorily.

We do not have the resources, facilities or experience to manufacture our product, and therefore depend on third parties for its manufacture. We rely on a Japanese company for the development and exclusive manufacture of our ICOP Model 20/20 and on a Hong Kong company to provide electronic circuit and mechanical design and manufacturing services for a 900 MHz ISM band wireless microphone system used in the ICOP Model 20/20. Our manufacturing strategy presents the following risks:

•	we have limited control over the manufacturing processes;

•	the manufacturing processes have not been tested in quantities needed for commercial sales;

•	delays in scale-up to commercial quantities could delay the commercialization of our products;

•	if we have to change to new manufacturers, they would have to be educated in the processes necessary for the production of our products, which could be time consuming;

•	our Japanese manufacturer has certain rights related to an important process used in operating the ICOP Model 20/20; if this method were no longer available to us, we would have to redesign the product which could delay production; and

•	we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

We may lose potential sales because of our inability to fulfill orders on a timely basis.

We use a third-party Japanese manufacturer to produce the ICOP Model 20/20, and they make their production and purchasing decisions based on the information regarding our projected needs that we provide to them. However, many customers will not provide us with forecasts of their requirements for our products. If those customers place significant orders, we may not be able to increase our production quickly enough to fulfill their orders. The inability to fulfill orders could damage our relationships with customers and reduce our sales which could have a material adverse effect on the value of your investment.

Our use of manufacturers outside the United States may subject us to a number of risks that could disrupt the supply of our products and adversely impact sales, earnings and customer relationships.

Our ICOP Model 20/20 is manufactured in Japan and the microphone used in its operation is manufactured in Hong Kong. In addition to foreign currency risks, foreign manufacturing will subject us to a number of additional risks, including:

•	changes in trade policy and regulatory requirements;

•	uncertain economic conditions in the countries in which the manufacturing occurs;

•	duties, tariffs and other trade barriers and restrictions;

•	foreign collection problems; and

•	political and transportation risks.

Any of the above factors could disrupt the supply of products and adversely impact sales, earnings and customer relationships.

Because a significant portion of our expenses are incurred in a foreign currency, our results of operations may be harmed by inflation and currency fluctuations.

We expect to generate our revenues in U.S. dollars, but we incur a significant portion of our expenses in the local currency of Japan, where the exclusive manufacturer of our ICOP Model 20/20 is located. If the rate of inflation of the Japanese yen increases, we may experience an increase in our expenses without a corresponding increase in our revenues. If our manufacturing dollar costs increase, our dollar-measured results of operations would be harmed.

Our operations could be harmed if we are unable to protect ourselves against currency fluctuations in the future. We do not currently enter into currency hedging transactions to decrease the risk of financial exposure fluctuations in the exchange rate of the dollar against the Japanese yen. If we do elect to enter into hedging transactions in the future, the costs of such transactions may be more than any resulting benefit.

Government agency budgetary and political constraints may delay or limit our sales.

Initially, our principal customers for the ICOP Model 20/20 will be state and local police forces that are funded principally by limited local budgets and federal or state grants. These agencies may also experience political pressure that dictates the manner in which they spend money. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints. Some orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays that frequently occur in connection with the acquisition of products by such agencies. Any such cancellations or delays would likely adversely affect our financial results which, in turn, could cause our stock price to decline.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies that may consider using our product consider a wide range of issues before committing to purchase products such as an in-car video system, including product benefits, training costs, product reliability and budgetary constraints. The length of our sales cycle may range from 60 days to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our product by potential customers before they place an order. Initial orders by agencies typically are for a small number of units which are used to evaluate the product. If these potential customers do not purchase our product, we will have expended significant resources and received no revenue in return.

Customer order estimates may not be indicative of actual future sales.

We expect that some of our customers will provide us with forecasts of their requirements for our products over a period of time. We will make many management decisions based on these customer estimates, including purchasing materials, hiring personnel and other matters that may increase our production capacity and costs. If a customer reduces its orders from prior estimates after we have increased our costs and production capabilities or committed to third-party manufacturers, this reduction may decrease our sales, and we may not be able to reduce our costs to account for this reduction in customer orders. Such increases in costs without increases in sales will likely reduce our profitability and have a material adverse effect on the value of your investment.

If we are unable to protect our proprietary rights, the value of your investment may be materially and adversely affected.

Our failure to protect our proprietary rights could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that any patents, trademarks or copyrights or our other proprietary rights issued to, licensed or otherwise used by us, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us. Furthermore, others may be able independently to develop substantially equivalent or superseding proprietary technology and an equivalent product or system may be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights. We also may not be able to protect our proprietary technology from duplication. Many successful technology companies have had their systems and methods of operation duplicated, almost entirely, by competitors. We cannot assure you that a competitor will not attempt to duplicate and improve upon the products that we may develop. Additionally, the prevention or unauthorized use and disclosure of our intellectual property will likely become more difficult as our business grows. We could incur substantial legal costs in defending any patent, trademark, copyright or other infringement claims or in asserting any patent rights, copyrights or other proprietary rights, including those granted by third parties, in a suit with another party. If we are unsuccessful in our efforts to protect our intellectual property and proprietary technology, you could lose all or part of your investment.

Successful infringement claims by third parties could result in substantial damages, lost product sales and the loss of important proprietary rights.

There has been substantial litigation regarding patent and other intellectual property in various high technology industries. In the future, we may be notified of allegations that we may be infringing on intellectual property rights possessed by others. Should litigation be brought against us, such litigation could be extremely expensive and time consuming and could materially adversely affect our business, financial condition and results of operations, regardless of the outcome of the litigation. Such litigation could also result in loss of certain proprietary rights, significant monetary liability and barriers to product manufacturing. Any of these outcomes could materially harm our business and have a material negative impact on the value of your investment.

Pressure by our customers to reduce prices and agree to long-term supply arrangements may adversely affect our net sales or profit margins.

Our potential customers, especially in the law enforcement industry, are often under budgetary pressure and are price sensitive. Our customers may negotiate supply arrangements with us well in advance of delivery dates, thereby requiring us to commit to product prices before we can accurately determine our costs. If this happens, we may have to reduce our third-party manufacturing costs and obtain higher volume orders to offset lower average sales prices. If we are unable to offset lower sales prices by reducing our costs, our gross profit margins will decline. This could have a material negative effect on the value of your investment.

The loss of our key management personnel could result in a material adverse effect on our business.

Our future success depends in large part upon the continued service of key members of our senior management team, including David C. Owen, President/CEO, John C. Garrison, Chief Financial Officer, and Laura E. Owen, Chief Operating Officer, Vice President and Corporate Secretary. We do not maintain any key-person life insurance policies. The loss of the services of any of these officers could seriously harm our business and our future prospects.

If we are unable to manage rapid growth effectively, our operating results could be adversely affected.

Our business strategy anticipates rapid growth for the foreseeable future. This growth will place significant strain on our administrative, operational and financial resources and increase demands on our systems and controls. To manage our future growth, we will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for information processing, operational and financial management and training, integrating and managing our growing employee base. If we are unable to manage growth effectively, our operating results could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, investors could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

In connection with the preparation of our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Report on Form 10-QSB for the three months ended March 31, 2005, our management concluded that as of December 31, 2004 and as of March 31, 2005, our disclosures and procedures were not effective. We restated our previously issued financial statements contained in the Form 10-KSB and the Form 10-QSB. We plan to continue to review and make necessary changes to the overall design of our control environment, including the roles and responsibilities of each functional group within the organization and reporting structure, as well as policies and procedures to improve the overall internal control over financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could negatively affect the trading price of our stock.

Digital video has yet to be widely accepted as admissible scientific evidence in court.

Videos from analog mobile in-car video systems have long been accepted by the courts as reliable scientific evidence. However, because of its very recent introduction, digital video systems, in general, and the ICOP Model 20/20, in particular, have not undergone the rigorous scientific testing that courts may demand before recognizing their reliability. If video files from digital in-car video units are not admissible in court, law enforcement agencies are not likely to purchase the product.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Detection of any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, injury to our reputation, or increased warranty costs. Because our products are complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this “Risk Factors” section, as well as others including general economic conditions, political events such as war, threat of war and terrorist actions, and natural disasters, may adversely affect our operating results.

Risks Related to Investment in Our Securities

While we have warrants outstanding, it may be more difficult to raise additional equity capital.

While we have warrants outstanding, including our publicly-traded warrants, we may find it more difficult to raise additional equity capital. Also, when these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. This prospectus and the related registration statement cover the resale of shares that previously were restricted. As a result, the number of our securities eligible to be immediately sold in the market will increase significantly upon the effectiveness of the registration statement. If the Selling Shareholders sell significant amounts of Shares, or if there is a perception that such sales will be effected, the price of our common stock could drop.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. You should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, involve a number of risks, uncertainties and other factors, that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, those listed under “Risk Factors” and described elsewhere in this prospectus and the following:

•	the ICOP Model 20/20 not being accepted by the law enforcement industry;

•	difficulty meeting demand for in-car video technologies at a cost that results in a profit;

•	our ability to improve our products and to develop other products necessary to compete in the industry;

•	our ability to bring future products to market;

•	the ICOP Model 20/20 being replaced by more advanced technologies and thereby becoming obsolete;

•	the limited number of product offerings;

•	budget cuts in the law enforcement industry affecting purchasing levels;

•	our lack of profitability and operating history;

•	our limited ability to control interruptions in production by the outside manufacturer of the ICOP Model 20/20;

•	successful infringement claims and our ability to protect proprietary rights;

•	a highly competitive and fragmented market;

•	loss of key management personnel;

•	our ability to manage rapid growth;

•	criminal procedure court rulings regarding right to privacy;

•	general economic and business conditions in the United States; and

•	defects in products could result in litigation and other significant costs.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors,” not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We will update this prospectus only to the extent required under applicable securities laws. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

SELLING SHAREHOLDERS

This prospectus relates to shares of common stock that are being registered for reoffers and resale by Selling Shareholders who have acquired or may acquire shares of common stock pursuant to our Plan, and who may be deemed “affiliates” of the Company. An “affiliate” is defined under the Securities Act as “a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” the Company. The Selling Shareholders may resell any or all of the Shares at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who acquire common stock under the Plan may be added to the list of Selling Shareholders and the Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

The inclusion of Shares in the table below does not constitute a commitment to sell any of the Shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Eligible to be Offered by the Selling Shareholders(2)	Number of Shares Owned After Completion of the Offering(1)(3)	Percent of Class Owned After Completion of the Offering(3)
David C. Owen	President, Chief Executive Officer and Director	749,900(4)	487,500	262,400	4.4%
Laura E. Owen	Chief Operating Officer, Vice President and Corporate Secretary	749,900(4)	487,500	262,400	4.4%
John C. Garrison	Chief Financial Officer	17,000(5)	10,000	15,000	*
Charles A. Ross, Sr.	Chairman of the Board	257,500(6)	7,500	250,000	4.2%
L. Derrick Ashcroft	Director	12,500(7)	7,500	5,000	*
Noel Koch	Director	12,500(7)	7,500	5,000	*
Roger Mason	Director	72,500(8)	7,500	65,000	1.2%

*	Represents less than 1%.
(1)	Includes shares of common stock beneficially owned or that may be acquired upon exercise of options or warrants exercisable within sixty (60) days of the date of this prospectus.
(2)	Represents the number of Shares underlying options granted under the Plan.
(3)	Assumes the exercise and resale of all Shares acquired pursuant to the Plan, and a total of 5,478,182 shares of common stock were issued and outstanding on the date of this prospectus.
(4)	Includes the following vested options beneficially owned by Mr. David C. Owen and Ms. Laura E. Owen, husband and wife: options held by Owen Enterprises, LLC to purchase 100,000 shares of common stock; options held by Mr. Owen to purchase 300,000 shares of common stock; options held by Ms. Owen to purchase 187,500 shares of common stock. Mr. and Ms. Owen also beneficially own the following securities: 40,000 shares of common stock held by David & Laura Owen Trust under a trust dated 6/4/97; 60,400 shares of common stock held by Owen Enterprises, LLC; 25,000 shares of common stock held by Owen & Associates, Inc. Profit Sharing Plan; 5,000 shares of common stock held by DBM, LP; 5,000 shares of common stock held by Emerson B. Wells, LP; 25,000 shares of common stock held by MDN, LP; and 2,000 shares of common stock held by Ms. Owen.
(5)	Includes 15,000 shares of common stock and vested options to purchase 2,000 shares of common stock. Mr. Garrison also holds unvested options to purchase 8,000 shares of common stock.
(6)	Includes 150,000 shares of common stock owned by Mr. Ross’s wife, 100,000 shares of common stock owned by Mr. Ross and vested options to purchase 7,500 shares of common stock.
(7)	Includes a vested option to purchase 7,500 shares of common stock and a warrant to purchase 5,000 shares of common stock.
(8)	Includes 60,000 shares of common stock, a vested option to purchase 7,500 shares of common stock and a warrant to purchase 5,000 shares of common stock.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by this prospectus. We will not receive any of the proceeds from the sale of the Shares, but we have agreed to pay the expenses of preparing this prospectus and the related registration statement.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. It is possible that the increase in securities available on the market will have a negative effect on the resale price of our securities and may make it difficult for purchasers to resell the securities at a profit or at all.

The Selling Shareholders also may sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares or warrants in connection with these trades. The Selling Shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares or warrants.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from either the Selling Shareholders or, if any broker-dealer acts as agent for the purchaser, from the purchaser, in amounts to be negotiated. It is not expected that these commissions and discounts would exceed what is customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with those sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required, or have elected, to pay all fees and expenses incident to the registration of the Shares being registered herein. We are not required to pay commissions and other selling expenses. We have agreed to indemnify certain of the Selling Shareholders against losses, claims, damages and liabilities, including liabilities under the Securities Act, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact necessary to make the statements therein not misleading.

INDEMNIFICATION

Our bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of his service as a director, officer or employee of the Company (or by reason of his service as a director, officer, employee or agent of another entity at the request of the Company), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the Company or, in all other cases, in a manner that was at least not opposed to the Company’s best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to the Company, or if he is adjudged liable on the basis that he derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because he is or was a director, officer, fiduciary, or employee of the Company (or because he served as a director, officer, employee, partner, trustee or agent of another entity at the request of the Company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) the person acted in good faith; and (ii) the person reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock and warrants offered by this prospectus will be passed on for us by Holland & Knight LLP.

EXPERTS

Our financial statements for the year ended December 31, 2004 have been audited by Cordovano & Honeck LLP, independent certified public accountants, to the extent and for the periods set forth in their report, and are incorporated here by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission registration statements (which term includes all amendments, exhibits, and schedules thereto) on Forms S-8 under the Securities Act with respect to the Shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements because certain information has been incorporated into the registration statements by reference in accordance with the rules and regulations of the Securities and Exchange Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act of 1934. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission’s web site. The address of this site is http://www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	Our Annual Report on Form 10-KSB for the year ended December 31, 2004 and the amendments thereto, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Our Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, as amended, filed pursuant to the Exchange Act;

•	Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 14, 2005, March 2, 2005, March 8, 2005, March 16, 2005, April 12, 2005, June 30, 2005, July 1, 2005, August 11, 2005, August 25, 2005, November 1, 2005 and December 9, 2005;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) since the end of the fiscal year covered by the Annual Report referred to above;

•	Our prospectus filed pursuant to Rule 424(b) on July 12, 2005;

•	Our Registration Statement on Form S-8, filed December 13, 2004;

•	The description of our common stock contained in our Form 8-A filed on July 6, 2005;

•	All other descriptions of our common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

Any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

Item 6. Indemnification of Directors and Officers

The bylaws of the Company provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of his service as a director, officer or employee of the Company (or by reason of his service as a director, officer, employee or agent of another entity at the request of the Company), then the Company shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the Company or, in all other cases, in a manner that was at least not opposed to the Company’s best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to the Company, or if he is adjudged liable on the basis that he derived an improper personal benefit. Under certain circumstances, the Company may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, the Company’s Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because he is or was a director, officer, fiduciary, or employee of the Company (or because he served as a director, officer, employee, partner, trustee or agent of another entity at the request of the Company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) the person acted in good faith; and (ii) the person reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Item 7. Exemption From Registration Claimed

We issued stock options in reliance on the exemptions under Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions in compensatory circumstances as provided under Rule 701. All recipients of stock options issued under the Plan had adequate access, through their relationship with the Company, to information about the Company.

Item 8. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, and State of Kansas, on January 13, 2006.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen,
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ICOP Digital, Inc., do hereby constitute and appoint David C. Owen and John C. Garrison or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration statement to which this registration statement relates, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles A. Ross, Sr.	Director	January 13, 2006
Charles A. Ross, Sr.

/s/ David C. Owen	Director	January 13, 2006
David C. Owen	(Principal Executive Officer)

/s/ Roger L. Mason	Director	January 13, 2006
Roger L. Mason

/s/ John C. Garrison	Chief Financial Officer	January 13, 2006
John C. Garrison	(Principal Accounting and Financial Officer)

/s/ L. Derrick Ashcroft	Director	January 13, 2006
L. Derrick Ashcroft

/s/ Noel Koch	Director	January 13, 2006
Noel Koch

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

4.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

4.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

4.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

4.5	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 of the Form 8-K current report filed July 1, 2005).

4.6	2002 Stock Option Plan (incorporated by reference to Exhibit 4.1 of Form S-8 Registration Statement filed on December 13, 2004).

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Cordovano and Honeck LLP.

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of the initial filing of this Registration Statement).